                                                                     Exhibit 3.1

                              SECRETARY OF STATE



I, BILL JONES, Secretary of State of the State of California, hereby certify.

That the attached transcript of  1   page (s) has been compared with the record
                                ----
on file in this office, of which it purports to be a copy, and that it is full, true and correct.


     IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

                                  JUL 7 1999.
                              -------------------

                                 (BILL JONES)

                                 Secretary of State

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                                VILLAGEFAX.COM


Mason Conner and Thomas Zender certify that:

     1. They are the President and Secretary, respectively, of VillageFax.com a California corporation (the "company").

2. ARTICLE I of the Articles of Incorporation of the Company is amended to read as follows:

                                       I

                        This name of the Corporation is:

                                  VillageEDOCS

     3. The foregoing amendment of the Articles of Incorporation has been duty approved by the Board of Directors

     4. The forgoing amendment have been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code of the State of California. The corporation only one class of shares and the number of outstanding shares is 13,600,593. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own know ledge.

Date July 11, 2000                       /s/ Mason Conner
          --                        ---------------------------
                                    Mason Conner, President

                                        /s/ Thomas Zender
                                    ---------------------------

                               SECRETARY OF STATE


     I, BILL JONES, Secretary of State of the State of Califomia, hereby certify:

     That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.


     IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this

                                                        AUG 27 1997
                                                 -----------------------



SEAL                                                    /s/ Bill Jones

                                                      Secretary of State



                            CERTIFICATE OF AMENDMENT
                                       OF

                           ARTICLES OF INCORPORATION
                                       OF
                           SOFTTEK TECHNOLOGIES INC.

     Mason Conner and Thomas Zender certify that:

     1. They are the President and Secretary, respectively, of SoftTek Technoloaies Inc., a California corporation (the "Company").

     2. ARTICLE I of the Articles of Incorporation of the Company is amended to read as follows :

                                       I

                        This name of the Corporation is:

                                 VillageFax.com

     3. ARTICLE IV of the Articles of Incorporation of the Company is amended to read as follows:


                                       IV

     This Corporation is authorized to issue only one class of shares of stock which shall be designated as common stock; the total number of shares which the Corporation is authorized to issue is forty million (40,000,000).,

     4. The foregoing amendments of the Articles of Incorporation have been duly approved by the Board of Directors.

     5. The foregoing amendments have been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code of the State of California. The corporation has only one class of shares and the number of outstanding shares is 12,141,340. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

We further declare under penalty of perjury under the laws f the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: June 24, 1999                /s/ K. Mason Conner
            --                      ------------------------
                                    President


                                    /s/ Thomas Zender
                                    ------------------------

                                    Secretary



                           ARTICLES OF INCORPORATION

                                       OF

                           SOFTTEK TECHNOLOGIES INC.

                                       I

     The name of the Corporation is:

               SoftTek Technologies Inc.


                                       II

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

     The name and address, in the State of California, of this Corporation's initial agent for service of process is:

                                 Mr. Tim Dales
                      30555 Trabuco Canyon Road, Suite 100
                            Trabuco Canyon, CA 92678



                                       IV

     This Corporation is authorized to issue only one class of shares of stock which shall be designated as common stock; the total number of shares which the Corporation is authorized to issue is 20, 000, 000.

                                       V

     The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.


                                       VI

     The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation and its shareholders.

DATE: August  25, 1997                   /s/ T. Dales
              --                    -----------------------
                                    Tim Dales
                                    Incorporator



     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

DATE: August 25, 1997                    /s/ T. Dales
             --                     -----------------------
                                    Tim Dales

                               SECRETARY OF STATE



I, BILL JONES, Secretary of State of the State of California, hereby certify.

That the attached transcript of  1   page (s) has been compared with the record
                                ----
on file in this office, of which it purports to be a copy, and that it is full, true and correct.


     IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

                                         AUG 27 1999.
                                 --------------------------

                                        /s/ BILL JONES

                                        Secretary of State

                             CERTIFICATE OF MERGER

                                       of

                                 SoftTek Inc.,
                             A Delaware Corporation

                                      into

                           SoftTek Technologies Inc.,
                            A California Corporation

                         Pursuant to Section 252 of the
                General Corporation Law of the State of Delaware



  SoftTek Technologies Inc., a California corporation, does hereby certify as follows:


                                   ARTICLE I

     The names of the corporations proposing to merge (collectively, the "Constituent Corporations"), and the states under the laws of which the Constituent Corporations are organized, are as follows:

          Name of Corporation            State of Incorporation
          -------------------            ----------------------
          SoftTek  Technologies Inc.           California
          SoftTek Inc.                         Delaware

                                   ARTICLE II

     An Agreement and Plan of Merger, dated as of  Aug 27  , 1997, between
                                                  ---------
SoftTek Inc., a Delaware corporation, as the disappearing corporation and SoftTek Technologies Inc., a California corporation, as surviving corporation, has been duly adopted, approved, certified, executed and acknowledge by each of the Constituent Corporations (the "Plan") in accordance with Delaware General Corporation Lasw Section 252.

                                  ARTICLE III

     The surviving corporation shall be SoftTek Technologies Inc., a California corporation (the "Surviving Corporation").


                                   ARTICLE IV

     The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Surviving Corporation.


                                   ARTICLE V

     The executed Plan is on file at the principal place of business of the Surviving Corporation, the address of which is 30555 Trabuco Canyon Road, Suite 100, Trabuco Canyon, California 92678.


                                   ARTICLE VI

     A copy of the Plan will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.


                                  ARTICLE VII

     The Surviving Corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the disappearing corporation, as well as for the enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation Law, and the Surviving Corporation does hereby irrevocably appoint the Delaware Secretary of State as its agent to accept service of process in any such suit or other proceeding. The Address to which a copy of such process should be mailed by the Delaware Secretary of State is 30555 Trabuco Canyon Road, Suite 100, Trabuco Canyon, California 92678, until the Surviving Corporation shall have hereafter designated in writing to the Delaware Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Delaware Secretary of State duplicate copies of such process, one of which copies the Delaware Secretary of State shall direct to the Surviving Corporation, by registered or certified mail, at the foregoing address of the Surviving Corporation.

     IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be executed in its name by its duly authorized officers as of the 12 day of September, 1997.
---

                              SoftTek Technologies Inc.

                              By:      /s/ T. Dales
                                 --------------------------
                                 Tim Dales, President

ATTEST:


   /s/ Thomas Zender
-------------------------
Thomas Zender, Secretary



                            CERTIFICATE OF APPROVAL
                                       OF
                              AGREEMENT OF MERGER

Tim Dales hereby certifies that:

     1 .     He is the President and Secretary of SoftTek Inc., a Delaware
corporation (the "Corporation")

     2. The Agreement and Plan of Merger in the form attached hereto was duly approved by the Board of Directors and shareholders of the Corporation.

     3. The shareholder approval was by the holders of a majority of the outstanding shares of the Corporation.

     4. The Corporation has only one class shares and the number of shares outstanding is 10,000,000.

     We declare under penalty of perjury' under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated: August 27, 1997                         /s/ T. Dales
       ----------                   ----------------------------------
                                    Tim Dales, President and Secretary

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered
                                             ---------
into this 27 day of August, 1997, by and between SOFTTEK TECHNOLOGIES INC., a
          --        ------
CaliforiZa corporation ("Surviving Corporation") and SOFTTEK INC., a Delaware
                         ---------------------
corporation ("Disappearing Corporation"). Surviving Corporation and Disappearing
              ------------------------
Corporation are sometimes collectively referred to herein as the "Constituent
                                                                  -----------
Corporations."
------------

                                R E C I T A L S
                                - - - - - - - -

     A. Surviving Corporation is a wholly-owned subsidiary of Disappearing Corporation.

     B. Surviving Corporation has the authority to issue 20,000,000 shares of Common Stock, no par value, of which there are presently 100 shares issued and outstanding as of the date hereof.

     C. Disappearing Corporation has the authority to issue 10, 000, 000 shares of Common Stock, no par value., of which there are 10,000,000 shares issued and outstanding as of the date hereof.

     D. The Board of Directors of each of the Constituent Corporations deems it advisable and in the best interest of each of the Constituent Corporations and their respective shareholders that Disappearing Corporation be merged into and with Surviving Corporation as permitted by the California General Corporation Law.

     E. This Agreement has been unanimously approved by the Board of Directors and the shareholders of each Constituent Corporation.

                                   AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, Surviving Corporation and Disappearing Corporation agree to merge pursuant to the following terms and conditions:

1.   Merger.
     ------

     1.1  Merger. On the Effective Date (as defined below) Disappearing
          ------
Corporation shall be merged into and with Surviving Corporation (the "Merger"). Surviving Corporation shall survive the Merger and the separate corporate existence of Disappearing Corporation shall cease.

     1.2  Effective Date. The date on which the Merger occurs and becomes
          --------------
effective is hereby defined to be and is hereinafter referred to as the Effective Date.

The Merger shall occur and be effective on the date that the duly executed and acknowledged Agreement and Plan of Merger with respect thereto is filed with the California Secretary of State.

     1.3 Surviving Corporation. Surviving Corporation shall continue its corporate existence under the laws of the State of California.

2.   Articles of incorporation and Bylaws.
     -------------------------------------

     The Articles of Incorporation and Bylaws of Surviving Corporation as in effect on the Effective Date shall be and remain (until amended or repealed as provided by law), the Articles of Incorporation and Bylaws of the Surviving Corporation.

3.   Officers and Directors.
     ----------------------

     The officers and directors of Surviving Corporation immediately prior to the Merger shall be the officers and directors, respectively, of the Surviving Corporation on and after the Effective Date until their successors are elected and qualified or until their prior resignation, removal or death.

4.   Effect of Merger on Outstanding Shares.
     ---------------------------------------

     4.1  Surviving Corporation. On the Effective Date, each share of Surviving
          ---------------------
Corporation Common Stock issued and outstanding immediately prior to the Merger, shall cease to exist and shall be cancelled.

     4.2  Disappearing Corporation. Each outstanding share of Disappearing
          ------------------------
Corporation Common Stock issued and outstanding immediately prior to the Merger shall be converted into one share of Common Stock of Surviving Corporation.

5.   Transfer Provisions.
     --------------------

     5.1  Transfer of Assets and Liabilities. On the Effective Date, the rights,
          ----------------------------------
privileges, powers, property and franchises and all other interests of the Disappearing Corporation shall be transferred to, vested in and possessed by the Surviving Corporation, subject to all the disabilities, duties and restrictions of or upon the Disappearing Corporation; and all debts due to the Disappearing Corporation on whatever account, and all things in action or belonging to the Disappearing Corporation shall be transferred to and vested in the Surviving Corporation. All property, rights, privileges, powers and franchises, and every other interest shall thereafter be the property of the Surviving Corporation as they were of the Disappearing Corporation, and all title to real property vested by deed or otherwise in the Disappearing Corporation shall not revert or be in any way impaired by reason of the Merger; provided, however, that the liabilities of the Disappearing Corporation and of its shareholders, officers and directors shall not be affected, and all rights of creditors and all liens upon any property of the Disappearing Corporation shall be preserved unimpaired, and any claim, action or proceeding existing, or pending by or against the Disappearing Corporation may be prosecuted to judgment as if such Merger had not taken place except as they may be modified with the consent of such creditors and all debts, liabilities and duties of or upon the Disappearing Corporation shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     5.2  Further Actions. Each of the parties hereto shall, following the
          ---------------
Merger, and without charge to the other, take such additional actions and execute, deliver and file such additional instruments as may be reasonably required to give effect to the transactions contemplated hereby. The parties further agree that from time to time and when requested by the Surviving Corporation, to the extent permitted by law, the officers and directors of Surviving Corporation and of Disappearing Corporation are fully authorized in the name of Disappearing Corporation or otherwise to execute and deliver all such deeds, assignments, confirmations, assurances and other instruments and to take all such further actions as the Surviving Corporation may deem necessary or appropriate in order to vest, perfect, confirm or assure the Surviving Corporation's title to and possession of all of said property, rights, privileges, powers and franchises and otherwise to carry out the intent and purposes of this Agreement.

6.   Termination or Abandonment.
     ---------------------------

     This Agreement may be terminated and the Merger hereby provided for abandoned at any time prior to the Effective Date by the mutual consent of the Board of Directors of each of the Constituent Corporations. In the event of termination of this Agreement as provided in this Section 6, this Agreement shall become wholly void and of no effect, and there shall be no liability on the part of either Constituent Corporation or their Boards of Directors or shareholders.

7.   Other Provisions.
     ----------------

     7.1  GovernincT Law. This Agreement and the rights and obligations
          --------------
hereunder of the parties hereto. shall be governed by and construed in accordance with the laws of the State of California.

     7.2  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties relating to the subject matter hereof and is intended as a complete and exclusive statement of the terms of the agreement between the parties hereto with respect thereto and supersedes all prior agreements, representations and understandings, whether written or oral.

     7.3  Headings. The various headings used in this Agreement are inserted for
          --------
convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     7.4  Counterparts. This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolutions adopted by their respective shareholders and Boards of Directors, have caused this Agreement and Plan of Merger to be executed by the officers set forth below as of the day and year first above written.

"Surviving Corporation":            SOFTTEK TECHNOLOGIES INC.,
                                    a California corporation

                                    By:              /s/ T. Dales
                                        ------------------------------------
                                        Tim Dales, President



                                    By:          /s/ Thomas Zender
                                        ------------------------------------
                                        Thomas Zender, Chief Executive
                                        Officer and Secretary



"Disappearing Corporation":         SOFTTECK INC.,
                                    a Delaware corporation


                                    By:              /s/ T.Dales
                                        ------------------------------------
                                        Tim Dales
                                        President and Secretary

                               State of Delaware

     Office of the Secretary of State    PAGE 1



I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER,

WHICH MERGES:

"SOFTTEK INC.", A DELAWARE CORPORATION, WITH AND INTO " SOFTTEK TECHNOLOGIES

INC." UNDER THE NAME OF "SOFTTEK TECHNOLOGIES INC.", A CORPORATION

ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF CALIFORNIA, AS RECEIVED

AND FILED IN THIS OFFICE THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 1997, AT 4

O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS FOR RECORDING.



                                  /s/ Edward J. Freel
                                ------------------------
                                Edward J. Freel, Secretary of State

I, BILL JONES, Secretary of State of the State of California, hereby certify. That the attached transcript of 1 page (s) has been compared with the record on
                               ---
file in this office, of which it purports to be a copy, and that it is full, true and correct.


     IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

                                             JUL 7 1999  .
                                 -------------------------

                                              /s/ BILL JONES

                                              Secretary of State